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                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-28231


             Supplement No. 5 dated October 1, 1997 to Prospectus
                              dated July 23, 1997


     Effective October 1, 1997, Saad J. Nadhir became a director and Co-Chairman of the Board and Chief Executive Officer of the Company. Also effective October 1, 1997, Scott A Beck became Co-Chairman of the Board, while retaining his position as President of the Company.